Exhibit No. (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion and incorporation by reference of our report dated October 16, 2018, relating to the financial statements and financial highlights of MFS Core Equity Fund (the “Core Equity Fund”) for the year ended August 31, 2018, appearing in the Annual Report on Form N-CSR of MFS Series Trust I (“Trust I”) and to the incorporation by reference of our report dated December 14, 2018, relating to the financial statements and financial highlights of MFS Equity Opportunities Fund (the “Equity Opportunities Fund”) for the year ended October 31, 2018, appearing in the Annual Report on Form N-CSR of MFS Series Trust XII (“Trust XII”), in the Prospectus/Information Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 of Trust I (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated October 16, 2018, relating to the financial statements and financial highlights of Core Equity Fund for the year ended August 31, 2018, in: (i) Core Equity Fund’s Prospectus dated December 28, 2018, which in turn is included in and incorporated by reference in the Registration Statement; and (ii) Trust I’s Statement of Additional Information dated December 28, 2018, which in turn is incorporated by reference in the Prospectus/Information Statement and the Statement of Additional Information included in the Registration Statement.

We also consent to the incorporation by reference of our report dated December 14, 2018, relating to the financial statements and financial highlights of Equity Opportunities Fund for the year ended October 31, 2018, in: (i) Equity Opportunities Fund’s Prospectus dated February 28, 2019, which in turn is included in and incorporated by reference in the Registration Statement; and (ii) Trust XII’s Statement of Additional Information dated February 28, 2019, which in turn is incorporated by reference in the Prospectus/Information Statement and the Statement of Additional Information included in the Registration Statement.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus/Information Statement, “Representations and Warranties” (section 4, paragraphs 4.1(f) and 4.2(g)) in the Form of Agreement and Plan of Reorganization, and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/Ernst & Young LLP

Boston, Massachusetts July 22, 2019